Exhibit 99.2

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
of In-Chip Systems, Inc.

     In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of In-Chip Systems, Inc. at December 31, 2000 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 3, 2002

In-Chip Systems, Inc.
Balance Sheets

	December 31,
			March 31,
	2000	2001	2002

			(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,000	$903,000	$677,000
Accounts receivable	2,282,000	75,000	275,000
Prepaid expenses and other current assets	20,000	123,000	77,000

	2,369,000	1,101,000	1,029,000
Property and equipment, net	238,000	172,000	155,000
Intangibles and other long-term assets	620,000	526,000	518,000

	$3,227,000	$1,799,000	$1,702,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$245,000	$21,000	$—
Accrued liabilities	125,000	69,000	192,000
Deferred revenue	1,882,000	950,000	500,000
Loan from shareholder	—	500,000	500,000

	2,252,000	1,540,000	1,192,000

Commitments (Note 5)
Shareholders’ equity:
Common Stock: no par value; 15,000,000 shares authorized; 11,862,000, 11,085,000 and 11,355,000 (unaudited) shares issued and outstanding at December 31, 2000 and 2001 and March 31, 2002, respectively	1,530,000	1,335,000	1,340,000
Notes receivable from shareholders	(652,000)	(32,000)	(22,000)
Retained earnings (accumulated deficit)	97,000	(1,044,000)	(808,000)

Total shareholders’ equity	975,000	259,000	510,000

	$3,227,000	$1,799,000	$1,702,000

The accompanying notes are an integral part of these financial statements.

In-Chip Systems, Inc.
Statements of Operations

			Three Months Ended
	Years Ended December 31,		March 31,

	2000	2001	2001	2002

			(unaudited)
License and development revenue	$3,918,000	$2,956,000	$2,506,000	$1,123,000
Cost of license and development revenue	955,000	713,000	229,000	133,000

Gross profit	2,963,000	2,243,000	2,277,000	990,000

Operating expenses:
Research and development	1,586,000	1,944,000	640,000	436,000
Sales and marketing	299,000	703,000	197,000	135,000
General and administrative	274,000	307,000	65,000	130,000

Total operating expenses	2,159,000	2,954,000	902,000	701,000

Income/(loss) from operations	804,000	(711,000)	1,375,000	289,000
Interest income	113,000	49,000	47,000	3,000
Interest expense	—	(32,000)	(7,000)	(13,000)
Other income (expense), net	(21,000)	(6,000)	—	10,000

Net income (loss) before provision for income taxes	896,000	(700,000)	1,415,000	289,000
Provision for income taxes	(172,000)	(168,000)	(190,000)	(53,000)

Net income (loss)	$724,000	$(868,000)	$1,225,000	$236,000

The accompanying notes are an integral part of these financial statements.

In-Chip Systems, Inc.
Statements of Shareholders’ Equity
Years Ended December 31, 2001 and 2000

			Notes	Retained
	Common Stock		Receivable	Earnings
			from	(Accumulated
	Shares	Amount	Shareholders	Deficit)	Total

Balance at January 1, 2000	10,950,000	$853,000	$(70,000)	$1,131,000	$1,914,000
Issuance of restricted common stock for cash	142,000	96,000	—	—	96,000
Issuance of restricted common stock for notes receivable	788,000	591,000	(591,000)	—	—
Repurchase of common stock	(18,000)	(10,000)	—	—	(10,000)
Capitalization of interest on notes receivable	—	—	(1,000)	—	(1,000)
Repayment of notes receivable	—	—	10,000	—	10,000
Distribution to shareholders	—	—	—	(1,758,000)	(1,758,000)
Net income	—	—	—	724,000	724,000

Balance at December 31, 2000	11,862,000	1,530,000	(652,000)	97,000	975,000
Issuance of restricted common stock as employee severance	158,000	39,000	—	—	39,000
Repurchase of common stock	(935,000)	(251,000)	591,000	—	340,000
Deposit from shareholder for purchase of restricted common stock	—	62,000	—	—	62,000
Capitalization of interest on notes receivable	—	—	(1,000)	—	(1,000)
Repayment of notes receivable	—	—	30,000	—	30,000
Distribution to shareholders	—	(45,000)	—	(273,000)	(318,000)
Net loss	—	—	—	(868,000)	(868,000)

Balance at December 31, 2001	11,085,000	$1,335,000	$(32,000)	$(1,044,000)	$259,000

The accompanying notes are an integral part of these financial statements.

In-Chip Systems, Inc.
Statements of Cash Flows

			Three Months Ended
	Years Ended December 31,		March 31,

	2000	2001	2001	2002

			(unaudited)
Cash flows from operating activities:
Net income (loss)	$724,000	$(868,000)	$1,225,000	$236,000
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	85,000	129,000	24,000	30,000
Stock compensation expense	—	464,000	—	—
Other non-cash compensation expense	25,000	20,000	—	—
Changes in current assets and liabilities:
Accounts receivable	(1,624,000)	2,207,000	2,032,000	(200,000)
Prepaid expenses and other current assets	(5,000)	(104,000)	(22,000)	46,000
Other long-term assets	(57,000)	39,000	(8,000)	(1,000)
Accounts payable	244,000	(224,000)	(140,000)	(21,000)
Accrued liabilities	13,000	(56,000)	(1,782,000)	123,000
Deferred revenue	989,000	(932,000)	(56,000)	(450,000)

Net cash provided by (used in) operating activities	394,000	675,000	1,273,000	(237,000)

Cash flows from investing activities:
Purchase of property and equipment	(150,000)	(28,000)	(35,000)	(4,000)

Net cash used in investing activities	(150,000)	(28,000)	(35,000)	(4,000)

Cash flows from financing activities:
Proceeds from issuance of restricted common stock	96,000	62,000	—	—
Purchase of restricted stock	—	—	—	5,000
Repurchase of restricted common stock	(10,000)	(85,000)	(13,000)	—
Repayment of notes receivable	10,000	30,000	24,000	10,000
Proceeds from shareholder note payable	—	500,000	—	—
Distributions to shareholders	(1,758,000)	(318,000)	—	—

Net cash provided by (used in) financing activities	(1,662,000)	189,000	11,000	15,000

Net increase (decrease) in cash and cash equivalents	(1,418,000)	836,000	1,249,000	(226,000)
Cash and cash equivalents at beginning of period	1,485,000	67,000	67,000	903,000

Cash and cash equivalents at end of period	$67,000	$903,000	$1,316,000	$677,000

Supplemental cash flow information:
Cash paid for interest	$—	$7,000	$7,000	$—
Cash paid for taxes, net of refunds received	$172,000	$167,674	$190,000	$53,267
Supplemental non-cash financing activity:
Restricted common stock issued in exchange for notes receivable	$591,000	$—	$—	$—
Repurchase of common stock through cancellation of notes receivable	$—	$(166,000)	$—	$—

The accompanying notes are an integral part of these financial statements.

NOTE 1 — THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The Company

     In-Chip Systems, Inc. (the “Company”), provides logic platforms for semiconductor system-on-chip applications. The Company’s platforms are used by consumer products manufacturers to cost-effectively reduce their time-to-market and increase semiconductor chip yields in the development of sophisticated high volume system-on chips for a variety of applications. In addition to licensing its architectures, the Company provides services in areas of silicon design rules optimization and cell library design. The Company is incorporated in the state of California.

     On May 24, 2002, the acquisition of the Company by Virage Logic Corporation (“Virage Logic”) was consummated. These financial statements have been prepared on a historical basis and do not reflect any adjustments resulting from Virage Logic’s application of purchase accounting.

Interim results (unaudited)

     The accompanying balance sheet as of March 31, 2002, the statements of operations and cash flows for the three months ended March 31, 2001 and 2002, and related note disclosures herein are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of these periods. Results for the interim periods presented are not necessarily indicative of the results to be expected for the full year. The data disclosed in the notes to the financial statements for these periods are unaudited.

Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

     The Company’s revenue is derived primarily from the licensing of intellectual property related to the Company’s logic platforms and providing related engineering and design services.

     For each arrangement, the Company determines whether persuasive evidence of an agreement exists, delivery of the product has occurred, there are no significant remaining Company obligations, the fee is fixed or determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all criteria are met.

     Licenses of intellectual property with no associated engineering or design services typically provide the licensee with limited consulting services for a period of one year or less subsequent to the date of the license. For these arrangements, the Company recognizes the consulting services and the license fee together upon delivery of the software in accordance with paragraph 59 of SOP 97-2, Software Revenue Recognition. Accordingly, the Company does not defer maintenance revenues over the life of the license arrangement but rather accrues the estimated cost of support at the time license revenues are recognized. These costs of support to date have not been significant.

     Licenses of intellectual property with associated cell library design and engineering services are recognized together as the cell libraries are delivered. Such arrangements also typically include limited consulting services. The consulting services are recognized consistent with the recognition of services provided with stand-alone license arrangements as described above.

     Revenue from fixed price service arrangements is recognized using the percentage of completion method based on the ratio of costs incurred to the total estimated project costs. Revenue from time and materials service arrangements is recognized as services are rendered.

     Provisions for losses on contracts are made on a contract by contract basis and are recognized in the period in which such losses become probable and can be reasonably estimated. To date, the Company has not incurred any losses from completed or uncompleted contracts.

Cash and cash equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents with high credit quality financial institutions.

Fair value of financial instruments

     The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost, which approximates their fair value because of the short-term maturity of these instruments. The carrying value of the Company’s borrowings approximates their fair value given their market rates of interest and maturity schedules.

Business risk and concentration of credit risk

     The Company operates in the competitive semiconductor industry, which is characterized by rapid technological advances, changes in customer requirements and industry standards. Any failure by the Company to anticipate or to respond adequately to technological developments in its industry, changes in customer requirements or industry standards, or any significant delays in the development or introduction of products or services, could have a material adverse effect on the Company’s business and operating results.

     Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents, primarily composed of deposits and investments in money market funds, are maintained with two financial institutions and the composition and maturities are regularly monitored by management. Deposits at any time may exceed federally insured limits. The Company’s customers are primarily large multinational corporations. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Credit losses to date have been insignificant.

     Customers which comprise a significant percentage of total revenue are presented in the following table:

			Three Months Ended
	Year Ended December 31,		March 31,

	2000	2001	2001	2002

			(Unaudited)	(Unaudited)

Customer A	32%
Customer B	28%
Customer C	25%
Customer D	11%
Customer E		27%	32%
Customer F		37%	44%
Customer G		10%
Customer H				76%
Customer I				18%

     Customers which comprise a significant percentage of accounts receivable are presented in the following table:

	Year Ended December 31,
			March 31,
	2000	2001	2002

			(Unaudited)

Customer B	28%
Customer E	32%
Customer F	43%		73%
Customer J		100%
Customer K			27%

     Revenue by destination for the years ended December 31, 2000 and 2001, and for the three months ended March 31, 2001 and 2000 is presented in the following table:

			Three Months Ended
	Year Ended December 31,		March 31,

	2000	2001	2001	2002

			(unaudited)
United States	$2,535,000	$550,000	$300,000	$75,000
Europe	—	306,000	306,000	—
Asia	1,383,000	2,100,000	1,900,000	1,048,000

Total	$3,918,000	$2,956,000	$2,506,000	$1,123,000

Research and development costs

     Costs related to research, design and development of intellectual property are charged to expense as incurred until technological feasibility has been established. The Company believes its current development process is essentially completed concurrently with the establishment of technological feasibility; accordingly, development costs incurred after the establishment of technological feasibility have been insignificant.

Income taxes

     In-Chip Systems, Inc. is an S corporation for federal and California, Minnesota and Pennsylvania tax purposes and, as such, was not subject to federal income taxes and was subject only to state taxes of approximately 1.5% of taxable income for the periods presented. The Company made annual distributions to its shareholders in amounts sufficient to pay income taxes applicable to each shareholder’s taxable income resulting from the S corporation status. The Company incurred tax expense relating to certain foreign withholding taxes for which a foreign tax credit was not available due to the Company’s S corporation status.

Comprehensive income

     The Company follows the provisions of Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income,” which establishes standards for reporting comprehensive income and its components in the financial statements. Comprehensive income includes all changes in equity during a period from non-owner sources. Comprehensive income (loss) has equaled net income (loss) for all periods presented.

Property and equipment

     Property and equipment is recorded at cost and depreciated over their useful lives ranging from three to seven years, using the straight-line method. Upon retirement or sale, the costs of assets disposed of and the related accumulated depreciation are removed from the accounts and the resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred. Depreciation expense was $50,000 and $94,000 for the years ended December 31, 2000 and 2001, respectively, and $14,000 (unaudited) and $21,000 (unaudited) for the three months ended March 31, 2001 and 2002, respectively.

Intangible assets

     Intangible assets are amortized on a straight-line basis over their estimated useful lives. The Company’s intangible assets consist primarily of patents contributed by the founder of the Company, which were recorded at their estimated fair value on the date of the contribution of $700,000. The patents are being amortized over their estimated useful lives of 20 years. Amortization expense of patents was $35,000, $35,000, $9,000 (unaudited) and $9,000 (unaudited) in the years ended December 31, 2000 and 2001, and for the three months ended March 31, 2001 and 2002, respectively. The net book value of the patents was $561,000, $525,000 and $516,000 (unaudited) at December 31, 2000 and 2001, and March 31, 2002, respectively.

Long-lived assets

     The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (“SFAS 121”). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

Stock-based compensation

     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB No. 25”) and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). Under APB No. 25, unearned compensation is based on the difference, if any, on the date of grant, between the fair value of the Company’s stock and the exercise price. Unearned stock-based compensation is amortized on a straight-line basis over the vesting period of the option. To date, no unearned compensation has been recorded.

     The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.”

Recent accounting pronouncements

     In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” which is effective for fiscal years beginning after December 15, 2001. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing for impairment of existing goodwill and other intangibles. The Company believes that the adoption of SFAS 142 will not have an impact on its financial statements.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations.” This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations or lessees. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 25, 2002. The Company expects that the initial application of SFAS 143 will not have a material impact on its financial statements.

     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-lived Assets.” The objectives of SFAS 144 are to address significant issues relating to the implementation of FASB Statement 121 (“SFAS 121’), “Accounting for the Impairment of Long-lived Assets to be Disposed of,” and to develop a single accounting model, based on the framework established by SFAS 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. Although SFAS 144 supercedes SFAS 121, it retains some fundamental provisions of SFAS 121. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The Company believes the initial application of SFAS 144 will not have a material impact on its financial statements.

     In May 2002, the FASB issued Statement of Financial Accounting Standards No. 145 (“SFAS 145”), “Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS 145 eliminates Statement 4 (and Statement 64, as it amends Statement 4), which requires gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses. SFAS No. 145 amends FASB Statement No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions are accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with the FASB’s goal of requiring similar accounting treatment for transactions that have similar economic effects. In addition, SFAS No. 145 makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. This statement is effective for fiscal years beginning after May 2002 for the provisions related to the rescission of Statements 4 and 64, and for all transactions entered into beginning May 2002 for the provision related to the amendment of Statement 13 although early adoption is permitted. The Company believes the adoption of SFAS 145 will not have an impact on its financial statements.

     In June 2002, the FASB issued SFAS No. 146, “Accounting for Exit or Disposal Activities’” (“SFAS 146”). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The scope of SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002 and early application is encouraged. The Company believes the adoption of SFAS 146 will not have an impact on its financial statements.

NOTE 2 — BALANCE SHEET COMPONENTS:

	December 31,

	2000	2001

Property and equipment, net:
Equipment	$183,000	$210,000
Furniture and fixtures	40,000	39,000
Software	155,000	157,000

	378,000	406,000
Less: Accumulated depreciation	(140,000)	(234,000)

	$238,000	$172,000

	December 31,

	2000	2001

Accrued liabilities:
Accrued professional and legal expenses	$66,000	$10,000
Accrued vacation	59,000	34,000
Accrued interest on shareholder loan	—	25,000

	$125,000	$69,000

NOTE 3 — RELATED PARTY TRANSACTIONS:

     The founder of the Company loaned the Company $500,000 in January 2001. The loan was repaid in March 2001. The loan bore interest at 10% and the Company recorded total interest expense of $7,000 from January to March 2001.

     The founder of the Company also loaned the Company $500,000 in June 2001. The loan bore interest at 10% and the Company recorded total interest expense of $25,000 from June to December 2001 and $13,000 from January to March 2002.

NOTE 4 — INCOME TAXES:

     The components of the provision for income taxes were as follows:

	December 31,		March 31,

	2000	2001	2001	2002

			(unaudited)
State	$42,000	$(42,000)	$—	$8,000
Foreign	130,000	210,000	190,000	45,000

	$172,000	$168,000	$190,000	$53,000

     Deferred tax balances at December 31, 2000 and 2001 were not significant.

NOTE 5 — COMMITMENTS:

Leases

     The Company leases office space under noncancelable operating leases with various expiration dates through 2003. Rent expense for the years ended December 31, 2000 and 2001 was $74,000 and $124,000, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

     Future minimum lease payments under noncancelable operating leases are as follows:

Year Ending	Operating
December 31,	Leases

2002	$131,000
2003	73,000

$204,000

NOTE 6 — COMMON STOCK:

     The Company’s Articles of Incorporation, as amended, authorize the Company to issue 15,000,000 shares of no par value Common Stock. A portion of the shares sold are subject to a right of repurchase by the Company, subject to vesting, which is generally over a four year period beginning from the earlier of grant date or employee hire date, as applicable. At December 31, 2001, there were 229,250 shares subject to repurchase.

     As of January 1, 2000, the Company had notes receivable from shareholders of $70,000 which are reflected as a component of shareholders’ equity. During 2000, the Company issued an additional 788,000 shares of common stock in exchange for notes receivable amounting to $591,000. The purchase price of the restricted common stock was the fair value of the common stock on the date of purchase. The notes receivable are full recourse with interest rates ranging from 6.5% to 9.0% and are repayable four years from the date of issuance. During 2001, the Company did not issue any restricted common stock in exchange for notes receivable.

     During 2001, the Company repurchased approximately 935,000 shares of common stock for amounts generally equal to the original purchase price. Of the shares repurchased, approximately 838,000 were originally issued in exchange for notes receivable from employees. Proceeds from these repurchases were used to satisfy the notes receivable. To the extent that the repurchase price exceeded the fair market value at the time of repurchase, the Company recorded compensation expense in the aggregate of $394,000. In a single instance, the Company repurchased shares at the fair market value at the time of repurchase which was below the original purchase price. After the application of the repurchase proceeds, the Company forgave the remaining balance of the original note receivable of $31,000 and the associated accrued interest of $20,000. The Company recorded compensation expense of $51,000 associated with this forgiveness of notes receivable.

     During 2001, the Company issued 158,000 shares of common stock in conjunction with employee severance agreements. Compensation expense in the aggregate of $39,000, representing the fair value of the common stock on the date of issuance, was recorded in connection with these severance agreements.

NOTE 7 — STOCK OPTION PLANS:

     In May 2001, the Company adopted the 2001 Incentive and Non-Statutory Stock Option Plan (the “Plan”). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to Company employees and consultants. The Company has reserved 3,000,000 shares of Common Stock for issuance under the Plan.

     Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable immediately subject to repurchase options held by the Company which lapse over a maximum period of ten years at such times and under such conditions as determined by the Board of Directors. To date, options granted generally vest over four years.

     All options granted during 2001 had an exercise price equal to the fair market value of the Company’s common stock on the date of grant. As such, no deferred compensation was recorded. There were no options granted during 2000.

     Activity under the Plan is summarized as follows:

			Weighted
	Options		Average
	Available	Outstanding	Exercise
	for Grant	Options	Price

Outstanding at January 1, 2001	—	—	$—
Authorized	3,000,000	—	—
Granted	(2,333,000)	2,333,000	0.25

Outstanding at December 31, 2001	667,000	2,333,000	0.25

				Options
				Vested at
				December 31,
	Options Outstanding at December 31, 2001			2001

		Weighted
		Average	Weighted
		Remaining	Average
Exercise	Number	Contractual	Exercise	Number
Price	Outstanding	Life (in Years)	Price	Vested

$0.25	2,333,000	9.50	$0.25	141,665

Fair value disclosures

     Had compensation cost for the Company’s stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company’s net loss would not have been materially different.

     The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions: dividend yield at 100%; weighted average expected option term of three years; and risk free interest rate of 4.59% for the year ended December 31, 2001. The weighted average grant-date fair value of options granted during 2001 was $0.25.

NOTE 8 — EMPLOYEE BENEFIT PLAN:

     The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. No employer contributions under this plan were made in the years ended December 31, 2000 and 2001, respectively.

NOTE 9 — SUBSEQUENT EVENTS:

     In May 2002, the Board approved an increase in the number of shares of Common Stock authorized for issuance to 19,000,000 total shares. At this time, the Board also approved an increase in the number of shares available for purchase via stock option exercise to a total of 8,000,000 shares.